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                                                                   EXHIBIT 10.59


                                ESCROW AGREEMENT


         THIS AGREEMENT is made as of the 31st day of December, 1997, by and among BALANCED CARE CORPORATION, a Delaware corporation, having its principal place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055 ("BCC") (hereinafter referred to as "BCC"), MEDITRUST ACQUISITION CORPORATION II, a Delaware corporation, having its place of business at 197 First Avenue, Needham Heights, Massachusetts 02194 (hereinafter referred to as "Meditrust") and NUTTER, MCCLENNEN & FISH, LLP, a Massachusetts limited liability partnership, having its place of business at One International Place, Boston, Massachusetts 02110 (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Meditrust has entered those certain Facility Lease Agreements, more particularly described on EXHIBIT A attached hereto and incorporated herein by reference, with various Subsidiaries (as hereinafter described) of BCC (collectively, the "Leases") and the Lease Obligations (as defined under each Lease) are guarantied by BCC;

         WHEREAS, the holders of the lessees' interests under the Leases (collectively, the "Lessees") have requested that (a) Meditrust consent to the assignment by the Lessees of their respective interests under the Leases to the seven (7) newly-formed single purpose entities described on EXHIBIT B attached hereto and incorporated herein by reference (collectively, the "TC Realty Subsidiaries"), which are Subsidiaries of TC Realty Holding Company, a Delaware corporation (the "Parent") and (b) in connection with such assignment transaction (the "Assignment Transaction"), Meditrust (i) enter into development arrangements with BCC Development and Management Co., a Delaware corporation (the "Developer") and the TC Realty Subsidiaries, pursuant to which, the Developer will supervise the completion of the construction of each Facility (as defined under each Lease), (ii) consent to the TC Realty Subsidiaries entering into management agreements with Subsidiaries of BCC, (iii) make certain working capital loans to the Parent (the "Working Capital Loans"), so that the Parent can use the proceeds of such Working Capital Loans as equity contributions to the TC Realty Subsidiaries and (iv) consent to the grant to BCC by the Parent of options to acquire all of the issued and outstanding equity interests in the TC Realty Subsidiaries;

         WHEREAS, Meditrust is willing to consent to the Assignment Transaction subject to certain conditions (the "Closing Conditions");

         WHEREAS, notwithstanding the fact that the Closing Conditions have not been satisfied, BCC has requested and Meditrust has agreed to place a portion of the requested Working Capital Loan proceeds in escrow, subject to the terms hereof;

         NOW, THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, Meditrust,
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BCC and the Escrow Agent agree with each other as follows:

       1. DELIVERY INTO ESCROW: Concurrently with the execution and delivery of this Agreement, Meditrust shall deliver TWO MILLION ONE HUNDRED FIFTY-NINE THOUSAND EIGHT HUNDRED NINETEEN DOLLARS ($2,159,819) (the "Escrowed Funds") to the Escrow Agent to hold such Escrowed Funds in an interest-bearing account, with the interest accruing thereon to accrue to the benefit of Meditrust. Meditrust hereby agrees that the Escrowed Funds shall be held in escrow by the Escrow Agent until the earlier to occur of (i) the date of the consummation of the Assignment Transaction (the "Closing Date"), which shall not occur unless and until Meditrust has determined, in its sole and absolute discretion, that all of the Closing Conditions have been satisfied and (ii) the Termination Date (as hereinafter defined). The Termination Date shall be defined as February 27, 1998, unless the same is extended by Meditrust (in writing) in its sole and absolute discretion.

       2. OBLIGATION OF BCC: In consideration of Meditrust's agreement to place the Escrowed Funds in escrow pursuant to the terms hereof, BCC hereby agrees to pay to Meditrust, upon the earlier to occur of the Closing Date or the Termination Date (as the same may be extended in accordance with the terms hereof), an amount (the "Make-Whole Payment") equal to all costs and expenses incurred by Meditrust in connection with all arrangements made by Meditrust to place the Escrowed Funds in escrow pursuant to the terms hereof including, without limitation, "Meditrust's Cost of Funds" (as hereinafter defined) minus the interest, if any, earned on the Escrowed Funds. Calculation of the Make-Whole Payment shall be determined on and as of the Closing Date or the Termination Date (as the same may be extended in accordance with the terms hereof), as applicable. The Make-Whole Payment shall be due and payable by BCC whether or not the Assignment Transaction is consummated (regardless of the reason); although, notwithstanding the foregoing, Meditrust agrees that, in the event that the Assignment Transaction is consummated, the Make-Whole Payment may be paid by the TC Realty Subsidiaries on the Closing Date in connection with the consummation of the Assignment Transaction. The provisions of this Section 2 shall survive the expiration or earlier termination of this Agreement.

         As used herein, "Meditrust's Cost of Funds" shall mean the interest expense incurred by Meditrust in borrowing the Escrowed Funds at the "Prime Rate" (as hereinafter defined). As used herein, the Prime Rate shall mean the variable rate of interest per annum from time to time announced by Fleet Bank of Connecticut, N.A. ("Fleet") as its prime rate of interest, and in the event that Fleet no longer announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by Meditrust.

       3. TERMS OF THE ESCROW ARRANGEMENT: In the event that the Assignment Transaction is consummated on or prior to the Termination Date (as the same may be extended in accordance with the terms hereof), on the Closing Date, Meditrust shall instruct

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the Escrow Agent to disburse the Escrowed Funds in accordance with the
Disbursement Authorization Statement approved by Meditrust in connection with the consummation of the Assignment Transaction. In the event that the Assignment Transaction is not consummated on or prior to the Termination Date (as the same may be extended in accordance with the terms hereof), Meditrust shall instruct the Escrow Agent to return the Escrowed Funds to Meditrust. Meditrust shall endeavor to provide to BCC copies of all written instructions furnished by Meditrust to the Escrow Agent concurrently with the delivery of the same to the Escrow Agent, but Meditrust shall have no liability as a result of any failure to provide such copies to BCC.

       4. THE ESCROW AGENT'S DUTIES: The Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction, request, affidavit, or other instrument, document or agreement furnished to it by Meditrust pursuant to this Agreement or in connection with the Escrowed Funds and believed by it to be genuine and to have been signed or presented by the proper Person and shall have no duty to examine or pass upon the validity, effectiveness or genuineness of any such notice, instruction, request, affidavit, certificate or other instrument, document or agreement.

         The Escrow Agent's duties hereunder shall be limited to the safekeeping and disbursement of the Escrowed Funds pursuant to the terms and provisions hereof. The Escrow Agent undertakes to perform only such duties or obligations as are expressly set forth herein and no duties or obligations shall be implied against the Escrow Agent. Except as expressly set forth herein, the Escrow Agent shall be under no obligation to refer to any other document or agreement between or among the parties hereto or related in any way to the proposed Assignment Transaction. Without limiting any other provision hereof, the Escrow Agent shall not be liable to Meditrust or BCC or any other Person for any action taken or omitted to be taken by the Escrow Agent or for any claims, actions, causes of action, judgments, damages, liabilities, losses, costs or expenses, unless caused by the Escrow Agent's gross negligence or willful misconduct.

         The Escrow Agent shall bear no responsibility for the financial condition of the issuer of any check, certified check or money order or of any depository into which the Escrowed Funds are deposited. Without limiting the foregoing, the Escrow Agent shall deposit the Escrowed Funds in an interest bearing account with the financial institution where the Escrow Agent customarily maintains its client trust fund accounts.

         BCC acknowledges that (i) the Escrow Agent is entitled to rely on any instructions received by the Escrow Agent from Meditrust as to whether it may release any of the Escrowed Funds held under and pursuant to this Agreement and
(ii) the Escrow Agent is obligated to release the Escrowed Funds in accordance with any instructions received by the Escrow Agent from Meditrust. Upon release of the Escrowed Funds in accordance with any instructions received by the Escrow Agent from Meditrust, the Escrow Agent shall have no further liability hereunder. If threatened with litigation, the Escrow Agent is authorized by

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Meditrust and BCC to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with such court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under the Escrow Agreement. While the Escrow Agent may act as its own counsel hereunder, the Escrow Agent may also consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted to be taken or suffered by it hereunder in accordance with the advice of said counsel.

         BCC further acknowledges that the Escrow Agent acts as counsel to Meditrust, Meditrust Corporation, a Delaware corporation, that is the sole shareholder of Meditrust (the "REIT") and various Subsidiaries and affiliates of the REIT (and that, without limiting the foregoing, the Escrow Agent is acting as counsel to Meditrust in connection with the Assignment Transaction) and BCC agrees the Escrow Agent may continue to act to act as such counsel, notwithstanding any dispute or litigation arising with respect to the Escrowed Funds or the duties of the Escrow Agent hereunder.

         Meditrust and BCC jointly and severally agree to defend, indemnify and hold the Escrow Agent harmless from any losses, damages, claims or liabilities arising out of or in connection with the Escrow Agent's acts or failure to act hereunder and the Escrow Agent shall be entitled to reimbursement by Meditrust and BCC, jointly and severally, for all reasonable costs and expenses incurred in the performance of its duties hereunder, including, without limitation, all out-of-pocket expenses and reasonable attorneys' fees and expenses of counsel retained by the Escrow Agent, but excluding (for the purposes of this paragraph only) those costs and expenses chargeable to Meditrust insofar as the Escrow Agent acts as counsel to Meditrust.

       5. SUCCESSORS AND ASSIGNS: This Agreement shall inure to and be binding on BCC, Meditrust and the Escrow Agent and their respective heirs, executors, administrators, legal representatives and successors and assigns. Notwithstanding the foregoing, none of the parties hereto may assign any of its respective rights or obligations hereunder without the prior consent of the others.

       6. NO THIRD PARTY BENEFICIARIES: This Agreement is solely for the benefit of Meditrust, the Escrow Agent and BCC and nothing contained herein shall confer upon any Person, other than BCC, Meditrust and the Escrow Agent and their respective successors and assigns, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

       7. GOVERNING LAW: This Agreement shall be construed, and the rights and obligations of the parties hereto shall be determined, in accordance with the laws of the Commonwealth of Massachusetts.

         To the maximum extent permitted by applicable law, BCC hereby submits to the

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jurisdiction of the courts of the Commonwealth of Massachusetts and the United
States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Agreement and expressly waives any and all objections BCC may have as to venue in any of such courts.

       8. NOTICES: Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given (i) if personally delivered, upon delivery; (ii) if sent by certified mail, three (3) Business Days after the date of the postmark; or (iii) if by overnight delivery, the next Business Day after being placed in the possession of the delivery service, and addressed as follows:

IF TO BCC:                Balanced Care Corporation
                          5021 Louise Drive, Suite 200
                          Mechanicsburg, PA 17055
                          Attn:  President

WITH COPIES TO:           Balanced Care Corporation
                          5021 Louise Drive, Suite 200
                          Mechanicsburg, PA 17055
                          Attn: General Counsel

                          and

                          Kirkpatrick & Lockhart
                          1500 Oliver Building
                          Pittsburgh, Pennsylvania 15222-2312
                          Attn: Steven Adelkoff, Esq.

IF TO MEDITRUST:          Meditrust Acquisition Corporation II
                          197 First Avenue
                          Needham, Massachusetts 02194
                          Attn:  Michael F. Bushee, Chief Operating Officer

WITH COPIES TO:           Meditrust Acquisition Corporation II
                          197 First Avenue
                          Needham, Massachusetts 02194
                          Attn: Michael S. Benjamin, Esq.

                          and

                          Nutter, McClennen & Fish, LLP
                          One International Place


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                          Boston, Massachusetts  02110-2699
                          Attn: Marianne Ajemian, Esq.

IF TO THE ESCROW AGENT:   Nutter, McClennen & Fish, LLP
                          One International Place
                          Boston, Massachusetts  02110-2699
                          Attn: Marianne Ajemian, Esq.

or at such other place as any party hereto may from time to time hereafter designate to the others in writing.

       9. LIMITATION OF MEDITRUST LIABILITY: BCC acknowledges that Meditrust has agreed to enter into this Agreement and to place the Escrowed Funds into escrow in accordance with the terms hereof at the request of and as an accommodation to BCC. BCC further acknowledges and agrees that notwithstanding Meditrust's agreement to place the Escrowed Funds into escrow in accordance with the terms hereof, Meditrust shall be under no obligation whatsoever to (i) consent to the Assignment Transaction (and Meditrust shall not be deemed to have committed to consenting to Assignment Transaction), (ii) make any Working Capital Loans or
(iii) extend the Termination Date beyond February 27, 1998, if the Assignment Transaction is not consummated (for any reason whatsoever) on or before such date. BCC also acknowledges and agrees that all of the Closing Conditions have not yet been identified. Without limiting the foregoing, BCC acknowledges and agrees that, in the event that the Assignment Transaction is consummated and Meditrust has agreed to make the Working Capital Loans, the maximum principal amount of the Working Capital Loans shall not exceed the amounts set forth on EXHIBIT C attached hereto and incorporated herein by reference.

      10. AMENDMENTS, WAIVERS AND MODIFICATIONS: This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and none of the terms, covenants, conditions, warranties or representations contained in this Agreement may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated, except by an agreement, in writing, signed by the Person against whom enforcement is sought or except as otherwise expressly provided herein.

      11. CAPTIONS AND HEADINGS: The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

      12. TIME OF THE ESSENCE: Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

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      13. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.

      14. RULES OF CONSTRUCTION: References in this Agreement to "herein", "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or Section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require.

         As used herein, the term "Business Day" shall mean: any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the Commonwealth of Massachusetts.

         As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

         As used herein, the term "Governmental Authority" shall mean: All agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

         As used herein, the term "Person" shall mean: All individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, Governmental Authorities and other entities of every kind and nature.

         As used herein, the term "Subsidiary" shall mean: With respect to any Person, any corporation or other entity, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances) of which, is owned or controlled, directly or indirectly (through one or more Subsidiaries) by any such Person.

         EXECUTED as a sealed instrument as of the day and year first above mentioned.

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WITNESS:                                 MEDITRUST ACQUISITION CORPORATION II,
                                         a Delaware corporation




/s/ Signature Illegible                  By: /s/ Signature Illegible
----------------------------------          ----------------------------------
Name:                                       Name:
                                            Title:



WITNESS:                                 BALANCED CARE CORPORATION,
                                         a Delaware corporation




/s/ Signature Illegible                  By: /s/ Signature Illegible
----------------------------------          ----------------------------------
Name:                                       Name:
                                            Title:



WITNESS: NUTTER, MCCLENNEN & FISH, LLP, a Massachusetts limited liability partnership




/s/ Signature Illegible                  By: /s/ Signature Illegible
----------------------------------          ----------------------------------
Name:                                       Name:
                                            Title:

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